Stein Mart, Inc.
                                  ------------

                           NOTICE AND PROXY STATEMENT
                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2005

TO THE HOLDERS OF COMMON STOCK:

         PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Tuesday, June 7, 2005, at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

         The meeting will be held for the following purposes:

          1. To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

          2. To approve the Stein Mart, Inc. Management Incentive Compensation Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The stockholders of record at the close of business on April 8, 2005, will be entitled to vote at the annual meeting.

         It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors,



                                             James G. Delfs
                                             Secretary

Dated:  April 25, 2005

                                Stein Mart, Inc.

                           1200 Riverplace Boulevard
                          Jacksonville, Florida 32207

                                  ------------

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD JUNE 7, 2005


     This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about April 25, 2005 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Tuesday, June 7, 2005 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

     The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as Proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

     The stockholders of record entitled to vote was determined at the close of business on April 8, 2005. At such date, the Company had outstanding and entitled to vote 43,268,161 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

     The following table shows the name, address and beneficial ownership as of April 1, 2005 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:

                                          Amount and Nature of        Percent
Beneficial Owner                          Beneficial Ownership        of Class
------------------------------------    ------------------------    ------------

Jay Stein                                     16,363,922(1)             37.9%
1200 Riverplace Boulevard
Jacksonville, Florida  32207

T. Rowe Price Associates, Inc.                 3,515,920(2)              8.2%
100 E. Pratt Street
Baltimore, Maryland  21202
------------------------------------

(1) Shares consist of 15,463,550 shares held by Stein Ventures Limited Partnership, the general partner of which is Carey Ventures, Inc., 429,450 shares held by the Jay Stein Foundation over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation, 220,000 shares over which Mr. Stein serves as Custodian under the Florida Uniform Transfers to Minors Act and has sole voting and dispositive power, 2,422 shares held by Carey Ventures, Inc., a corporation wholly-owned by Mr. Stein, 16,900 shares held by Jay Stein and 231,600 shares held by Mr. Stein's wife, Deanie Stein.

(2) According to Schedule 13G filed February 14, 2005, T. Rowe Price Associates, Inc. is the beneficial owner of 3,515,920 shares, or 8.2% of shares then outstanding of the Company's common stock. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of April 1, 2005 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table, except for Jay Stein who is listed above and (iii) all directors and executive officers as a group.

                                            Amount and Nature          Percent
Name                                    of Beneficial Ownership(1)   of Class(2)
-------------------------------------   --------------------------   -----------

Alvin R. Carpenter(3)(4)(5)                           11,368               -
James G. Delfs(3)(5)                                 135,244             0.3%
Linda McFarland Farthing(3)(4)(5)                      9,868               -
Michael D. Fisher(3)(5)                              376,598             0.8%
D. Hunt Hawkins(3)(5)                                 83,846             0.2%
Mitchell W. Legler(4)(5)(6)                           30,368             0.1%
Michael D. Ray(3)(5)                                  66,988             0.2%
Michael D. Rose(3)(4)(5)                              49,368             0.1%
Richard L. Sisisky(4)(5)(7)                            7,668               -
Martin E. Stein, Jr.(3)(4)(5)                         23,808             0.1%
J. Wayne Weaver(3)(4)(5)                               4,008               -
John H. Williams, Jr.(3)                             733,000             1.6%
James H. Winston(4)(5)(8)                             58,868             0.1%
All directors and executive officers
   as a group (14 persons)(3)(5)                  17,954,922            40.4%
-------------------------------------

(1) All shares of Common Stock indicated in the table are subject to the sole investment and voting power of the directors and executive officers, except as otherwise set forth in the footnotes below.

(2) Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock.

(3) Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

            Alvin R. Carpenter                                     4,000
            James G. Delfs                                       123,300
            Linda McFarland Farthing                               4,000
            Michael D. Fisher                                    336,950
            D. Hunt Hawkins                                       73,300
            Michael D. Ray                                        57,300
            Michael D. Rose                                        8,000
            Martin E. Stein, Jr.                                   2,640
            J. Wayne Weaver                                        2,640
            John H. Williams, Jr.                                633,000
            All directors and executive officers as a group    1,245,130

     Options that are exercisable within 60 days are included in the shares indicated. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common stock owned by each named holder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) Each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director.

(5) Includes the following shares of restricted stock which are currently outstanding, are held by the Company in safekeeping and delivered to the key employee or outside director upon vesting:

            Alvin R. Carpenter                                    1,368
            James G. Delfs                                       11,131
            Linda McFarland Farthing                              1,368
            Michael D. Fisher                                    36,617
            D. Hunt Hawkins                                      10,289
            Mitchell W. Legler                                    1,368
            Michael D. Ray                                        9,658
            Michael D. Rose                                       1,368
            Richard L. Sisisky                                    1,368
            Martin E. Stein, Jr.                                  1,368
            J. Wayne Weaver                                       1,368
            James H. Winston                                      1,368

(6) These shares are owned by Mr. Legler and his wife as tenants by the entirety.

(7) Includes 300 shares over which Mr. Sisisky serves as custodian under the Florida Uniform Transfers to Minors Act.

(8) Includes 8,550 shares owned through corporations of which Mr. Winston is the sole stockholder.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during fiscal year 2004, all
Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with.

                              ELECTION OF DIRECTORS

     At the meeting, a Board of eleven (11) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election and was elected to the Board by the Company's stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                                                                                                        Year
                                                  Positions with the Company;                           First
                                                 Principal Occupations During                          Became
    Name                                            Past Five Years; Other                            Director
     Age                                                Directorships                             of the Company(1)
-------------------------------     -------------------------------------------------------     ---------------------
   Jay Stein                          Chairman  of the Board of the  Company  since  1989               1968
   (59)                               and Chief  Executive  Officer of the  Company  from
                                      1998  to  September   2001;   former   director  of
                                      American  Heritage Life Insurance  Company based in
                                      Jacksonville,  Florida and Promus Hotel Corporation
                                      based in Memphis, Tennessee

   John H. Williams, Jr.              Vice Chairman of the Board since  February 2003 and               1984
   (67)                               director of the  Company;  Vice  Chairman and Chief
                                      Executive  Officer of the  Company  from  September
                                      2001 to  February  2003;  President  of the Company
                                      from 1990 to September  2001;  director of SunTrust
                                      Bank, North Florida, N.A. in Jacksonville, Florida

   Alvin R. Carpenter vB              Director  of  the  Company;  Vice  Chairman  of CSX               1996
   (63)                               Corporation   from  July  1999  to  February  2001;
                                      President  and  Chief  Executive   Officer  of  CSX
                                      Transportation,  Inc.  from 1992 to 1999;  director
                                      of Regency  Centers  Corporation  and Florida  Rock
                                      Industries, Inc.

   Linda McFarland Farthing +B        Director of the Company;  President  and  director,               1999
   (57)                               Friedman's,  Inc.  1998;  President  and  director,
                                      Cato Corporation 1990-1997;  director nominee of CT
                                      Communications

   Michael D. Fisher                  Director  of  the  Company;   President  and  Chief               2003
   (57)                               Executive  Officer of the  Company  since  February
                                      2003;   President   and   Chief   Operating Officer
                                      of  the  Company  from September  2001 to  February
                                      2003;  Executive   Vice President,  Stores  of  the
                                      Company  from August 1993 to September 2001

   Mitchell W. Legler                 Director of the Company;  majority  shareholder  of               1991
   (62)                               Kirschner & Legler,  P.A.  since  April 2001;  sole
                                      shareholder  of  Mitchell  W.  Legler,   P.A.  from
                                      August 1995 to April 2001;  general  counsel to the
                                      Company since 1991

   Michael D. Rose vB                 Director   of  the   Company;   Private   Investor;               1997
   (63)                               Chairman  of  Gaylord   Entertainment  since  2001;
                                      director  of  Darden   Restaurants,   Inc.,   First
                                      Tennessee  National  Corporation,   Felcor  Lodging
                                      Trust, Inc. and General Mills, Inc.

   Richard L. Sisisky +B              Director   of  the   Company;   President   of  The               2003
   (50)                               Shircliff   &   Sisisky   Company,   a   management
                                      consulting  company,   since  2003;  President  and
                                      Chief    Operating    Officer   and   director   of
                                      ParkerVision,  Inc.  from  1998 to  2003;  Managing
                                      Director   of  The   Shircliff   Group,   Inc.,   a
                                      management consulting company, from 1988 to 1998

                                                                                                        Year
                                                  Positions with the Company;                           First
                                                 Principal Occupations During                          Became
    Name                                            Past Five Years; Other                            Director
     Age                                                Directorships                             of the Company(1)
-------------------------------     -------------------------------------------------------     ---------------------
   Martin E. Stein, Jr. vB            Director  of  the   Company;   Chairman  and  Chief               2001
   (52)                               Executive  Officer of Regency Centers  Corporation,
                                      a  real   estate  investment   trust,  since  1997;
                                      President   and   Chief    Executive   Officer   of
                                      Regency  Centers  Corporation   from  1988 to 1997;
                                      director  of  Patriot Transportation  Holding, Inc.
                                      and EverBank Financial Corp.

   J. Wayne Weaver B                  Director  of  the   Company;   Chairman  and  Chief               2001
   (70)                               Executive  Officer  of LC  Footwear,  L.L.C.  since
                                      1995;   Chairman,   Chief  Executive   Officer  and
                                      majority owner of Jacksonville  Jaguars since 1993;
                                      Chairman of Shoe Carnival, Inc. since 1988

   James H. Winston +B                Director of the  Company;  Chairman of LPMC, a real               1991
   (71)                               estate   investment  firm  based  in  Jacksonville,
                                      Florida,  since  1979;  President  and  Director of
                                      Omega  Insurance  Company and Citadel Life & Health
                                      Insurance  Company since 1983;  director of Patriot
                                      Transportation  Holding,  Inc.,  Winston Hotels and
                                      Scott-McRae Group, Inc.

-------------------------------
+   Member of the Audit Committee
v   Member of the Compensation Committee
B   Member of the Corporate Governance Committee
(1) Directors are elected for one-year terms




Executive Officers

The executive officers of the Company are:

     Name (Age)                     Position
     ----------                     --------
     Jay Stein (59)                 Chairman of the Board
     Michael D. Fisher (57)         President and Chief Executive Officer
     James G. Delfs (58)            Senior Vice President, Finance and Chief Financial Officer
     D. Hunt Hawkins (46)           Senior Vice President, Human Resources
     Michael D. Ray (48)            Senior Vice President, Director of Stores

     For additional information regarding Messrs. Stein and Fisher, see the Directors' table on the preceding pages.

     Mr. Delfs joined the Company in May 1995 as Senior Vice President, Finance and Chief Financial Officer.

     Mr. Hawkins joined the Company in February 1994 as Senior Vice President, Human Resources.

     Mr. Ray joined the Company in February 1990 as a General Manager. He was promoted to District Director of Stores in July 1994, to Regional Director of Stores in January 1997 and to Senior Vice President, Director of Stores in September 2001.

Board of Directors and Standing Committees

     Regular meetings of the Board of Directors are held four times a year. During fiscal 2004, the Board held a total of four regular meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during fiscal 2004.

     The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a
Corporate Governance Committee which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting.

     Executive Committee. The Executive Committee is comprised of any two directors who are independent directors under The Nasdaq Stock Market(R) rules and any one additional director who is a member of management. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings during fiscal 2004.

     Audit Committee. During fiscal 2004, the Audit Committee was comprised of Ms. Farthing (Chairperson), and Messrs. Sisisky and Winston, each of whom is an independent director under NASDAQ rules. During fiscal 2004, the Audit Committee held ten meetings. The Audit Committee, has been established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934; operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, and is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. During fiscal 2005, the Audit Committee will be comprised of Ms. Farthing (Chairperson) and Messrs. Sisisky and Winston. The Company's Board of Directors has determined that each of the Audit Committee members qualifies as an Audit Committee Financial Expert pursuant to the final rule adopted by the Securities and Exchange Commission in implementing Section 407 (Code of Ethics) of the Sarbanes-Oxley Act of 2002.

     Compensation Committee. During fiscal 2004, the Compensation Committee was comprised of Messrs. Carpenter (Chairman), Rose and Martin E. Stein, Jr., each of whom is an independent director under NASDAQ rules. During fiscal 2004, the Compensation Committee held six meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options under the Company's 2001 Omnibus Plan. During fiscal 2005, the Compensation Committee will be comprised of Messrs. Carpenter (Chairman), Rose and Martin E. Stein, Jr. The Compensation Committee operates under a written charter adopted by the Board of Directors. The charter is available on the Company's website at www.steinmart.com.

     Corporate Governance Committee. The Corporate Governance Committee is comprised of Messrs. Rose (Lead Director and Chairman), Carpenter, Sisisky, Martin E. Stein, Jr., Weaver, Winston and Ms. Farthing, each of whom is an independent director under NASDAQ rules. The Committee is responsible for the search and selection of future directors of the Company. It also reviews, from time to time, the roles of the other standing committees, determines committee assignments and evaluates, on a periodic basis, the performance of the Board and each of its committees as well as the relationship between the Board and the Company's management. It is scheduled to meet at least two times per year. The Committee is chaired by Mr. Rose who has been elected Lead Director. The Lead Director, among other things, assists in setting agendas for meetings of the board, acts as a moderator of executive sessions made up solely of independent directors of the Company and serves as a liaison to increase the flow of information between board members and management of the Company.

     The Corporate Governance Committee operates pursuant to a charter adopted by the full Board. The charter is available on the Company's website at www.steinmart.com.

     The Corporate Governance Committee will consider nominees for directors recommended by security holders. Any security holder wishing to make such a recommendation to the Corporate Governance Committee should submit the recommendation, in writing, with such supporting information as the security holder believes appropriate to the committee in care of the Company's Lead Director at the Company's headquarters in Jacksonville, Florida.

     The Committee reviews a broad range of criteria when considering all possible candidates for the Board, including experience, education, ability to read and understand financial statements, ethics, business reputation and other factors that the Committee believes relevant in determining whether a candidate would add to the Board's ability to guide the Company. The Committee informally evaluates incumbent directors to determine whether they should be nominated to stand for re-election based on such factors as well as their contribution to the board during their current terms. When a vacancy develops, the Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the Committee deems it appropriate, the Committee may engage a third-party search firm. The Committee will evaluate potential candidates based on their biographical information and qualifications, and their "independence," and, if a potential candidate appears to be a good choice, will arrange personal interviews of qualified candidates by one or more committee members, other board members and senior management, as the Committee believes appropriate.

     Shareholders who wish to communicate with the Board of Directors, or any particular Director, may send a letter to the Company's Secretary at the address set forth on the first page of this proxy statement. The mailing envelope should contain a clear notation on the outside that the enclosed letter is a "Shareholder-Board Communication" or a "Shareholder-Director Communication." All such letters should identify the author as a shareholder, stating the name in which the shares of such author are held, and clearly stating whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of such letter and circulate them to the appropriate director or directors.

     The Company does not have a formal policy requiring Directors to attend annual meetings of shareholders. However, the annual meeting is generally held on the same day as a regularly scheduled Board meeting and the Company expects that the majority of the Company's Directors will attend the annual meeting of shareholders.

                                 PROPOSAL NO. 2
                        APPROVAL OF THE STEIN MART, INC.
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

     In order to permit the deductibility under Section 162(m) of the Internal Revenue Code of cash bonuses awarded to certain executive officers of the Company, the stockholders are being asked to approve the Company's Management Incentive Compensation Plan (the "Incentive Compensation Plan"). Upon stockholder approval of the Compensation Plan, the Committee will be authorized to make incentive compensation awards, subject to a maximum annual award limitation, to management of the Company based on the performance of the Company, its subsidiaries, affiliates, divisions or operating units, or any combination of the foregoing.

            Description of the Management Incentive Compensation Plan

     This summary of the material terms of the Incentive Compensation Plan is qualified in its entirety by reference to Appendix B attached to this Proxy Statement, which contains a copy of the Compensation Plan. Stockholders are encouraged to review the Incentive Compensation Plan.

     Purpose. The purpose of the Incentive Compensation Plan is to attract, retain and motivate highly qualified individuals who are key management employees of the Company and its subsidiaries; to attract and retain the most qualified employees; to obtain the best possible performance from each Participant; to further underscore the importance of achieving particular business objectives established for the Company; and to include in Participants' compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     Committee's Authority. The Company's Compensation Committee (the "Committee") has sole responsibility for selecting eligible employees and participants, establishing performance goals, setting performance periods, setting target/maximum award amounts, certifying whether performance goals have been attained and determining actual award amounts. Subject to the terms of the plan, the Committee has the authority to determine the terms of any award made under the plan. Within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will establish in writing (1) the length of the performance period, (2) the eligible employees who will participate in the applicable performance period, (3) the target/maximum award payable to each participant and
(4) the performance goal(s) for awards granted for that performance period.

     Maximum Award. Awards payable under the Incentive Compensation Plan with respect to any fiscal year of the Company to any individual participant may not exceed $2,000,000.

     Eligible Participants. Any individual who is on the active payroll of the Company and its subsidiaries and affiliates at anytime during the applicable performance period and who is determined by the Committee to be a key member of management of the Company and its subsidiaries and affiliates is eligible to participate in the Incentive Compensation Plan. Within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will select those eligible executive officers who will participate in the plan for the performance period. The Committee may remove any participant from the plan at any time prior to payment of awards for the applicable performance period.

     To be eligible to receive an award, the participant must generally be employed through the last day of the applicable performance period. The Committee may in its discretion, however, make payment of an award to any participant who has retired or whose employment has terminated after the beginning of the performance period, or to the designee or estate of a participant who died prior to the date on which the Company makes payments with respect to awards for the applicable performance period, but not unless and until the Committee has certified attainment of the relevant performance goals for the applicable performance period.

     Performance Period. A performance period under the plan will be a full fiscal year of the Company unless, to the extent consistent with Section 162(m) of the Code, otherwise determined by the Committee.

     Performance Goals. The performance goal(s) that may be selected by the Committee may be based upon one or more of the following criteria: revenue, net cash provided by operations, return on assets, return on equity, operating income, gross or operating margins, net income before or after taxes, total earnings, net operating profit, basic or diluted earnings per share (EPS), total shareholder return (TSR), relative (versus an index or peer group) TSR, or stock price. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable performance period in order to determine whether the applicable performance goal(s) have been attained.

     The Committee is authorized at any time during the first 90 days of the performance period (or, if shorter, within the maximum period allowed under
Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such time would not cause the awards to fail to qualify as "qualified performance based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable performance period to the extent permitted under Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

     Payment of Awards. Following the completion of the applicable performance period, the Committee will meet to review and certify in writing whether, and to what extent, the performance goal(s) for the performance period have been achieved. If the applicable performance goal(s) have been achieved, the Committee will then determine the actual size of each participant's award for the performance period. In determining the actual size of an individual Award for a performance period, the Committee may, in its sole judgment, reduce or eliminate the Award otherwise payable to the Participant for the performance period, based on the level of performance achieved and certified.

     Awards will be paid in cash to participants as soon as administratively possible following completion of the Committee's certification of the attainment of the performance goals, unless the Committee determines that any award or any portion thereof will be deferred. In no event may a participant receive any payment (1) in respect of an award unless and until, and only to the extent that, the performance goal(s) for the applicable performance period are achieved and certified by the Committee and (2) of any award in excess of the annual limitation set forth under the plan.

     Administration. The Incentive Compensation Plan is administered by the Committee. The Committee has full power to construe and interpret the plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the plan and any award granted thereunder, and perform all other acts relating to the plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the plan and the requirements of Section 162(m) of the Code. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the plan is final, conclusive and binding on all persons affected thereby. In no event may the Committee use its discretionary authority to (1) provide payment in respect of any award for the applicable performance period if the performance goal(s) have not been attained and certified by the Committee, (2) increase an award for any participant following the first 90 days of the performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase an award above the calculated amount payable under the plan.

     No member of the Board of Directors, the Committee or any employee of the Company or any of its subsidiaries or affiliates will be liable for any action taken or omitted or any determination made in good faith with respect to the plan or any award granted under the plan, and those persons will be indemnified in connection with such actions taken or omitted and such determination in accordance with the terms of the Incentive Compensation Plan.

     Amendment/Termination. The Incentive Compensation Plan will continue in effect until terminated by the Board of Directors. The Committee may amend the Incentive Compensation Plan from time to time, repeal it entirely or direct the discontinuance of awards under the Incentive Compensation Plan either temporarily or permanently. Any plan amendment that changes (1) the persons eligible to receive awards under the Incentive Compensation Plan, (2) the criteria that may be used to set performance goals or (3) the maximum award payable to a plan participant, will not be effective prior to shareholder approval thereof.

     Non-Transferability. No right or interest of any participant in the plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

                             2005 Performance Period

     The Committee has established fiscal year 2005 as the first performance period under the Incentive Compensation Plan. For the 2005 performance period, the Committee has selected participants, established performance goals and set maximum award amounts. Payment of awards under the Incentive Compensation Plan is contingent upon stockholder approval of the plan and attainment of the Committee's pre-established performance goals and is subject to the Committee's use of its discretion in its sole judgment, to reduce or eliminate an individual Award otherwise payable to the Participant for the performance period, based on the level of performance achieved and certified.

     It is not possible for us to determine at this time whether the performance goals for the 2005 performance period will be attained and therefore whether any amounts will be payable for the 2005 performance period. Furthermore, because the Committee may reduce any participant's awards under the Incentive Compensation Plan in its sole judgment, we cannot determine the actual amount, if any, that will ultimately be paid to any participant for the 2005 performance period. Please refer to the Compensation Committee report appearing at page 13 of this Proxy Statement for a fuller explanation of the actions taken by the Committee to implement the Incentive Compensation Plan, subject to shareholder approval, for the 2005 performance period. However, there is no assurance that the Committee will use similar criteria or performance goals for future performance periods.

     The Board of Directors and management recommend a vote FOR the approval of the Stein Mart Management Incentive Compensation Plan.

                             AUDIT COMMITTEE REPORT

                                  April 4, 2005


     The charter of the audit committee of the board of directors specifies that the committee is responsible for providing oversight of the integrity of the Company's financial statements, the adequacy of the Company's system of internal controls, and the qualification, independence and performance of the Company's independent auditors. The audit committee is composed of three directors, each of whom is independent as defined by The Nasdaq Stock Market(R) listing standards.

     Management is responsible for the Company's internal controls and financial reporting process. The audit committee monitors management's preparation of quarterly and annual financial reports in accordance with accounting principles generally accepted in the USA and oversees the implementation and maintenance of effective systems of internal and disclosure controls. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the USA and issuing a report thereon. The audit committee supervises the relationship between the Company and its independent auditors, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence.

     In connection with these responsibilities, the audit committee met with management and the independent auditors ten times during 2004 to review and discuss the Company's annual and quarterly financial statements prior to their issuance and other matters. Four of these meetings also included executive sessions with the independent auditors without the presence of management and executive sessions without others present with the Company's Chief Financial Officer and separate meetings with the Company's Vice President of Internal Audit, Safety and Security. During 2004, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the USA. The audit committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) including the quality of the Company's accounting principles, the reasonableness of
significant  judgments,   and  the  clarity  of  disclosures  in  the  financial
statements. The audit committee received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their firm's independence. The audit committee also monitored the Company's progress in compliance with the internal controls provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

     Based upon the audit committee's discussions with management and the independent auditors and its review of their representations, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the fiscal year ended January 29, 2005, to be filed with the Securities and Exchange Commission.

                                        STEIN MART, INC.
                                        AUDIT COMMITTEE


                                        Linda McFarland Farthing, Chairperson
                                        Richard L. Sisisky
                                        James H. Winston

                  COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

                                  April 5, 2005

Overall Review

     The Compensation Committee (the "Committee") has determined to continue the compensation programs implemented during late 2003 relating to: (i) annual base salaries paid by Stein Mart to its officers ("Base Compensation"); (ii) long-term incentives such as the Company's stock option plans ("Long-Term Incentive Compensation"); and (iii) the Company's annual bonus plans and formulas (the "Annual Incentive Compensation"). If the Company's shareholders approve the Stein Mart Management Incentive Compensation Plan (the "Management Compensation Plan"), the compensation decisions of the Committee as described in this report will be implemented under the Management Compensation Plan for the 2005 Performance Period.

     The Committee continued to apply the Company's philosophy that the Company's Base Compensation should be conservative compared to the Company's peer group, and that the overall Company compensation plans should reward performance within the Company and seek to align the interests of the Company's officers with those of the Company's shareholders.

Base Compensation

     The Committee's compensation strategy calls for conservative Base Compensation coupled with market-competitive, performance-based annual and long-term incentive opportunities, which seek the use of the compensation programs to encourage business success through meeting or exceeding earnings per share goals and attaining a long-term superior shareholder return, combined with the need to attract, retain and motivate key talent to support the Company's success. The Committee adopted a general target for its senior officers of establishing Base Compensation at the mid-range of a percentile slightly below the 50th percentile of the Company's peer group.

Performance Based on Agreed Annual Plan

     The Committee decided that the best method of aligning the interest of management with those of our shareholders for 2005 was to base all incentive compensation on performance as a direct function of the Company's actual earnings per share ("EPS") performance compared with the EPS budget and plan adopted by the Company's Board of Directors for the year in question (the "Agreed Annual Plan"). The Compensation Committee set three target levels for 2005 as a function of the Agreed Annual Plan: (i) The minimum threshold (the "Threshold") as a percent of the Agreed Annual Plan which would be set at an EPS level which the Committee believed the Company would have an 80% probability of achieving; (ii) the EPS level which the Committee believed the Company would have a 60% probability of achieving (the "Goal"); and (iii) the EPS level which the Committee believed the Company had only a 20% probability of achieving ("Superior"). Incentive compensation will then be based on which, if any, of the three levels were actually achieved.

Annual Incentive Compensation

     The Committee also believes that Annual Incentive Compensation (bonuses) paid to the Company's officers should create a potential bonus for each officer equal to a pre-established percentage of the officer's Base Compensation. For example, at the corporate director level, Annual Incentive Compensation set by the Committee for 2005 would be 5% of Base Compensation if the Threshold level of performance were achieved, 10% if the Goal level were achieved, and 20% if the Superior level were achieved. At the Chief Executive Level, Annual Incentive Compensation set by the Committee for 2005 would be 35% of Base Compensation if the Threshold level of performance were achieved, 70% if the Goal level were achieved, and 140% if the Superior level were achieved.

     The Annual Incentive Compensation mix is based on performance in three areas: (i) the Company's performance overall compared to the Agreed Annual Plan,
(ii) the performance compared to plan of the individual business unit in which the employee in question was employed, and (iii) individual performance criteria established annually in advance for each employee subject to such analysis. The weight given to each area depends on the employee's position. For example, the CEO and other executive officers' Annual Incentive Compensation is based solely on the Company's overall performance. At other positions, the Company's overall performance counts for a low of 50% to a high of 83% of the total possible Annual Incentive Compensation. Except in the case of the CEO, individual performance goals count for a low of 17% and a high of 50% of the total possible Annual Incentive Compensation.

Long-Term Compensation

     The Committee determined that for 2005 the Long-Term Incentive Compensation should be made available to the Company's officers through a combination of stock options and restricted stock grants. The actual award pool for 2005 will be a direct function of the Company's performance compared with the Agreed Annual Plan. Long-term incentive grants will be made for 2005 only if the Company achieves the minimum Threshold level of EPS compared to the Agreed Annual Plan. The incentive grants would be limited to not more than 2.2% of the Company's outstanding shares per year. The option component of the Long-Term Compensation would vest at the end of five years with 1/3 vesting in each of the third, fourth and fifth years. The restricted stock grants would cliff vest at the end of seven years except that the vesting would accelerate to the end of the third year after each grant if the Company achieved its EPS Target level in the third year which had been established at the time of the grant. The Committee determined that the combination of annual grants and long term vesting would balance the focus of management on both short term (one year) EPS goals and longer term (three years) EPS goals and be most likely to create the maximum increase in shareholder value. Moreover, the Committee determined that annual grants would be more successful in tying officers' incentives to shareholder interests by creating a "price-averaging" strategy into the incentive grants to officers. The proposed Management Compensation Plan would provide the Committee the ability to implement that strategy and preserve the tax deduction for all of the incentive compensation under that Plan.

Current Executive Officer Compensation

     In General.

     Base Compensation. The Committee caused surveys of the Company's peer group of retail companies to be taken and concluded that the existing Base Compensation of a number of the Company's officers remained below the Committee's goal of establishing Base Compensation at the mid-range of a percentile slightly below the 50th percentile of the Company's peer group. The adjustments in Base Compensation for all senior officers at the end of fiscal 2004 were based on that determination.

     Annual Incentive Compensation. The Committee noted that the Company had achieved excellent results for fiscal 2004 and the Company's EPS would exceed the Superior performance level previously set for fiscal 2004. As a result, the Committee approved the application of the Annual Incentive Compensation formula discussed above and determined that management would receive the maximum bonuses resulting from that formula for fiscal 2004.

     Specific Officers. The Committee applied the strategies and philosophies described above to specific officers as follows:

     1) Jay Stein, the Company's Chairman, received Base Compensation for fiscal 2004 of $300,000. The Committee determined that his compensation should remain at the $300,000 level without increase and that no bonus would be paid to Jay Stein.

     2) Michael D. Fisher, the Company's President and Chief Executive Officer received Base Compensation for fiscal 2004 of $630,000. The survey of peer companies indicated that his target Base Compensation level as described above should be approximately $758,000-$778,000 for the current year. The Committee granted a $70,000 increase in Base Compensation to Mr. Fisher resulting in a Base Compensation for fiscal 2005 of $700,000. That amount was intended to continue the gradual increase in his base compensation towards the targeted level relative to his peer group. The Annual Incentive Compensation formula described above as a result of the Company's having achieved an EPS above its Superior target resulted in a bonus to Mr. Fisher of 140% of his 2004 base compensation, or a bonus of $882,000. Under the Long Term Incentive Plan, in fiscal 2005, Mr. Fisher also received 137,810 stock options and 26,490 restricted shares, all subject to the vesting requirement described in this Report.

     Other officers received Base Compensation adjustments consistent with the compensation philosophy described above to reach targeted salaries at approximately the mid-range of a percentile slightly below the 50th percentile of the Company's peer group. Annual Incentive Bonuses were awarded based on the application of the Annual Incentive Compensation formula described above. The Committee determined that the formula appropriately recognized the outstanding performance by management during 2004 and determined that no discretionary bonuses were needed.

     Long-Term Incentive Compensation. Stock options and restricted shares were also awarded to the executive officers by the Committee based on applying the formula for Long-Term Incentive Compensation described above.

CEO Compensation

     The Compensation Committee's policies with respect to the compensation of the Company's Chief Executive Officer, Michael D. Fisher, were the same as the policies applied with respect to the Company's other executive officers. In applying the compensation philosophy described above, and as indicated above, the Chief Executive Officer will be entitled to receive Annual Incentive Compensation of 35% of his Base Compensation, if the Company achieves its minimum Threshold, of 70% of his Base Compensation if the Company achieves its Agreed Annual Plan and of 140% of his Base Compensation if the Company achieves superior performance as a function of its Agreed Annual Plan.

     In addition, the Company's Chief Executive Officer will be entitled to Long-Term Incentive Compensation awards in the form of stock options and restricted share grants of up to 175% of the CEO's base compensation at the top end of performance. The number of options is based on an option value fixed for 2004 and 2005 at $4.00 per share. Each option will be issued with an exercise price equal to the trading price of the Company's shares on the public markets on the day of grant, and the number of restricted shares will also be based on the trading price of the Company's shares on the public markets on the day of grant. All options and restricted shares will be subject to the vesting requirements described above under "Long-Term Compensation."

Certain Tax Matters

     Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Currently, it is possible that if the higher levels of the annual incentive compensation and the long-term incentive compensation outlined above are reached, a portion of such amounts might not be deductible.

     The Compensation Committee has reviewed the impact of 162(m) of the Internal Revenue Code, and it is the general policy of the Company to have its executive compensation plan qualified to be treated as deductible compensation whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that Compensation Plan in the best interests of the Company. Accordingly, the Committee has adopted and proposed for adoption by the Company's shareholders a formal Management Incentive Compensation Plan to maximize the Company's ability to obtain federal income tax deductions for compensation paid under that plan.

                                        STEIN MART, INC.
                                        COMPENSATION COMMITTEE


                                        Alvin R. Carpenter, Chairman
                                        Michael D. Rose
                                        Martin E. Stein, Jr.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years indicated to each of the
Company's executive officers whose total salary and bonus exceeded $100,000 during the year ended January 29, 2005. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years indicated.



                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                     Annual Compensation                      Compensation Awards
                         -------------------------------------------     ----------------------------
Name &                                                    Other            Restricted     Securities          All
Principal                                                 Annual              Stock       Underlying         Other
Position                 Year   Salary (1)    Bonus    Compensation       Awards ($)(2)   Options (#)   Compensation (3)
----------------------- ------ ------------ --------- --------------     --------------- ------------- ------------------
Jay Stein                2004      $300,000        $0        $59,341(4)             -           -                 $ 8,040
Chairman of the Board    2003       300,000         0         51,373(4)             -           -                   8,322
                         2002       300,000         0         88,163(4)             -           -                   9,931

Michael D. Fisher        2004      $624,167  $882,000               (5)             -           -                 $67,781
President and Chief      2003       544,167         0        $86,211(6)          $56,002        -                  94,952
Executive Officer        2002       525,000   315,000               (5)             -        200,000               69,721

James G. Delfs
Senior Vice President,   2004      $272,917  $247,500               (5)             -           -                 $34,860
Finance and Chief        2003       246,667    25,000        $70,640(7)          $25,001        -                  36,851
Financial Officer        2002       230,000    60,000               (5)             -           -                  34,581

D. Hunt Hawkins          2004      $252,917  $229,500               (5)             -           -                 $31,292
Senior Vice President,   2003       226,667    23,000        $59,145(8)          $22,999        -                  33,599
Human Resources          2002       210,000    60,000               (5)             -           -                  31,405

Michael D. Ray           2004      $237,917  $216,000               (5)             -           -                 $29,644
Senior Vice President,   2003       210,000    21,500        $56,806(9)          $21,501        -                  33,096
Director of Stores       2002       185,000    70,000               (5)             -           -                  28,551
-------------------------

(1) Includes amounts deferred under the 401(k) features of the Company's Profit Sharing plan and under the Executive Deferral plan.

(2) On May 5, 2003, the Company granted restricted stock awards to certain of the named executive officers (Mr. Fisher - 10,127 shares, Mr. Delfs - 4,521 shares, Mr. Hawkins - 4,159 shares and Mr. Ray - 3,888 shares). The value for these awards is based on the closing price of $5.53 per share on May 5, 2003, the date of grant. As of January 29, 2005, the named executive officers held the following number of shares of restricted stock with the following values (based on the closing price of $19.24 per share on January 28, 2005): Mr. Fisher - 10,127 shares valued at $194,843; Mr. Delfs - 4,521 shares valued at $86,984; Mr. Hawkins - 4,159 shares valued at $80,019 and Mr. Ray - 3,888 shares valued at $74,805.

(3) The amounts shown for 2004 include a matching contribution of $3,100 for Mr. Stein, $3,691 for Mr. Fisher, $3,912 for Mr. Delfs, $3,929 for Mr. Hawkins and $3,788 for Mr. Ray to the 401(k) portion of the Profit Sharing Plan as well as matching contributions of $59,791 for Mr. Fisher, $28,645 for Mr. Delfs, $26,529 for Mr. Hawkins and $24,941 for Mr. Ray to the Company's Executive Deferral Plan. Also, included for 2004 is imputed income on the Executive Split Dollar plan of $4,940 for Mr. Stein, $4,299 for Mr. Fisher, $2,303 for Mr. Delfs, $834 for Mr. Hawkins and $915 for Mr. Ray. The amounts shown for 2003 include a matching contribution of $4,000 for Mr. Stein, $4,058 for Mr. Fisher, $4,033 for Messers. Delfs and Hawkins and $4,050 for Mr. Ray to the 401(k) portion of the Profit Sharing Plan as well as matching contributions of $87,208 for Mr. Fisher, $30,833 for Mr. Delfs, $28,833 for Mr. Hawkins and $28,249 for Mr. Ray to the Company's Executive Deferral Plan. Also, included for 2003 is imputed income on the Executive Split Dollar plan of $4,322 for Mr. Stein, $3,686 for Mr. Fisher, $1,985 for Mr. Delfs, $733 for Mr. Hawkins and $797 for Mr. Ray. The amounts shown for 2002 include a matching contribution of $4,500 for Mr. Stein, $4,242 for Mr. Fisher, $4,200 for Mr. Delfs, $4,183 for Mr. Hawkins and $3,837 for Mr. Ray to the 401(k) portion of the Profit Sharing plan, annual contributions to the Profit Sharing plan of $1,757 for Messers. Stein, Fisher, Delfs, Hawkins and Ray as well as matching contributions of $60,583 for Mr. Fisher, $26,917 for Mr. Delfs, $24,833 for Mr. Hawkins and $22,270 for Mr. Ray to the Company's Executive Deferral Plan. Also, included for 2002 is imputed income on the Executive Split Dollar plan of $3,674 for Mr. Stein, $3,139 for Mr. Fisher, $1,707 for Mr. Delfs, $632 for Mr. Hawkins and $687 for Mr. Ray.

(4) The amount shown for 2004 includes $37,774 medical expenses not provided to non-executive employees, $11,700 personal use of Company automobile, $2,672 personal use of Company airplane and $7,195 miscellaneous. The amount shown for 2003 includes $25,223 medical expenses not provided to non-executive employees, $4,717 personal use of Company automobile, $14,201 personal use of Company airplane and $7,232 miscellaneous. The amount shown for 2002 includes $55,030 medical expenses not provided to non-executive employees, $6,194 personal use of Company automobile, $20,017 personal use of Company airplane and $6,922 miscellaneous.

(5) Excludes certain personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total annual compensation and bonus for each of the named executives.

(6) The amount shown for 2003 includes $9,158 medical expenses not provided to non-executive employees, $10,800 automobile allowance, $63,494 above-market earnings on deferred compensation and $2,759 miscellaneous.

(7) The amount shown for 2003 includes $7,017 medical expenses not provided to non-executive employees, $10,800 automobile allowance, $50,248 above-market earnings on deferred compensation and $2,575 miscellaneous.

(8) The amount shown for 2003 includes $5,351 medical expenses not provided to non-executive employees, $10,800 automobile allowance, $40,419 above-market earnings on deferred compensation and $2,575 miscellaneous.

(9) The amount shown for 2003 includes $3,515 medical expenses not provided to non-executive employees, $10,800 automobile allowance, $39,916 above-market earnings on deferred compensation and $2,575 miscellaneous.

     Options. None of the executive officers named in the "Summary Compensation Table" received any stock options or stock appreciation rights during the year ended January 29, 2005.

     The following table sets forth information concerning stock options exercised by the named executives during the year ended January 29, 2005 and the number and value of unexercised options as of January 29, 2005 held by the named executives in the Summary Compensation Table above.



                   OPTIONS EXERCISES AND YEAR-END VALUES TABLE

                                                                                             Value of Unexercised
                            Shares                      Number of Unexercised                    In-the-Money
                           Acquired                  Options at January 29, 2005         Options at January 29, 2005
                              On        Value                    (#)                                ($)(2)
                           Exercise    Realized   ---------------------------------   ---------------------------------
Name                         (#)        ($)(1)      Exercisable     Unexercisable       Exercisable     Unexercisable
------------------------- ---------- ------------ --------------- -----------------   --------------- -----------------
Jay Stein, Chairman of                   Not                                                Not              Not
the Board                          0  Applicable             None              None      Applicable       Applicable

Michael D. Fisher,
President and Chief
Executive Officer             30,000     $324,358         286,000           349,000        $2,099,084        $3,291,940

James G. Delfs,
Senior Vice President,
Finance and Chief
Financial Officer             12,000     $153,412         138,000            10,000        $1,055,994        $  103,400

D. Hunt Hawkins,
Senior Vice President,
Human Resources               40,000     $392,333         100,000            10,000        $  542,750        $  103,400

Michael D. Ray,
Senior Vice President,
Director of Stores             6,000     $ 34,457          66,500            43,500        $  457,165        $  480,610
-------------------------

(1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at January 28, 2005, multiplied by the number of shares underlying the options. The closing price on January 28, 2005 of the Company's Common Stock as reported on The Nasdaq Stock Market(R) was $19.24.

     Compensation of Directors. Effective for 2005, the director's fees will increase from $18,000 per year to $24,000 per year for each outside director. Each outside director also receives $2,000 for each meeting of the Board and $1,500 for any committee thereof which they attend in person or $750 per committee meeting attended by telephone conference. Chairpersons of the standing committees of the Board of Directors, other than the Audit Committee, receive a retainer of $1,000 per quarter in addition to the normal Board of Directors' fees. Due to increased responsibilities, effective for 2004, the retainer fee for the Chairperson of the Audit Committee increased from $1,000 to $3,000 per quarter. The Company's Lead Director receives an additional

$20,000 per year of compensation in recognition of the additional duties associated with that position. Outside directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Company's director stock option plan, upon becoming a director, each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company. Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant at an exercise price equal to the fair market value of the common stock on the date of grant. Also, beginning in 2004, in an effort to align the interests of directors with those of the Company's shareholders, all outside directors will receive annual grants of $25,000 in restricted shares that are subject to three-year cliff vesting.

Certain   Transactions;    Compensation   Committee   Interlocks   and   Insider
Participation

     The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

     Set forth below are various transactions involving the Company and members of the Board of Directors or their related parties. The Audit Committee of the Board of Directors does not believe that the relationships and transactions described below regarding members of the Board of Directors adversely affect the performance by the members of their duties.

     Mr. Mitchell W. Legler. Mr. Legler is the majority shareholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. From August 1995 to April 2001, Mr. Legler was the sole shareholder of the law firm of Mitchell W. Legler, P.A., which served as general counsel to the Company. Legal fees received by Kirschner & Legler, P.A. for fiscal year 2004 were $100,000.

     Mr. Martin E. Stein, Jr. Mr. Stein is Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, through which the Company leases five locations owned by Regency Centers Corporation for approximately $1.1 million in base rent annually. The Board of Directors believes that rents paid for leased space are competitive with amounts that would be paid to a third party to lease similar space.

                          COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on The Nasdaq Stock Market(R) and The Nasdaq Stock Market(R) Retail Trades Stock Index for the last five years ended January 29, 2005. The comparison assumes $100 was invested at the beginning of the five year period in Stein Mart, Inc. stock and in each of the indices shown and assumes reinvestment of any dividends.

       **(INSERT STOCK PERFORMANCE GRAPH BASED ON VALUES BELOW)**
                          **(Use a Scale of 0 - 400)**

                                                NASDAQ              NASDAQ
                    Stein Mart, Inc.            (U.S.)              Retail
                         Value                  Value               Value
     Date               To Plot                To Plot              To Plot
--------------    --------------------    -----------------    -----------------
   01/29/00              100.0                  100.0                100.0
   02/03/01              251.9                   68.2                 76.9
   02/02/02              186.0                   49.3                 91.6
   02/01/03              112.8                   34.4                 74.5
   01/31/04              220.7                   53.5                109.3
   01/29/05              399.8                   53.0                130.8

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     According to the timetable specified in the Audit Committee Charter, the independent certified public accountants for the Company for the upcoming fiscal year ending January 28, 2006 have not been selected. However, at this time, the Company has no reason to believe that PricewaterhouseCoopers LLP would not be willing to continue in that capacity for the fiscal year ending January 28, 2006. That firm has served as the auditor for the Company since 1983.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

     The following table shows the fees paid or accrued by the Company for the audit and fees billed for other services provided by PricewaterhouseCoopers LLP for the past two fiscal years:

                                             2004             2003
                                         ------------     ------------
        Audit Fees (1)                      $185,000         $172,000
        Audit-Related Fees (2)               527,857            9,325
        Tax Fees (3)                          80,972          195,645
        All Other Fees                          -                -
                                         ------------     ------------
                                            $793,829         $376,970
                                         ============     ============

(1) Includes fees for professional services relating to the annual audit of the Company's financial statements and review of the Company's quarterly financial statements.
(2) Includes fees for professional services relating to the audit of employee benefit plans and, for 2004, fees relating to the audit of internal controls.
(3) Includes fees for professional services relating to tax compliance (preparation of returns) and tax planning (consultation on matters relating to tax accounting methods).

     The Audit Committee must pre-approve (i) all audit services, and (ii) all non-audit services provided by the outside auditor that are permitted by Section 201 of the Sarbanes-Oxley Act of 2002, except if:

     1. in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes-Oxley Act of 2002 and the Company did not recognize that such services were non-audit services at the time of the engagement;
     2. the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and

     3. when one or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

     All    audit,     audit-related    and    tax    services    provided    by
PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee's guidelines.

     The   Audit    Committee    discussed   the    non-audit    services   with
PricewaterhouseCoopers LLP and determined that their provision would not impair that firm's independence.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              STOCKHOLDER PROPOSALS

     Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2006 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 26, 2005. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

     If any shareholder proposals are submitted to the Company but are not requested to be included in the Company proxy materials for the 2006 annual meeting, the persons named in proxies solicited by the Board of Directors for the 2006 annual meeting may exercise discretionary voting power with respect to any such proposal that the Company receives after March 11, 2006.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended January 29, 2005 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company's Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

Dated:  April 25, 2005

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND VOTE BY INTERNET, TELEPHONE OR MAIL. INTERNET OR TELEPHONE VOTES AUTHORIZE THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                   APPENDIX A

                                STEIN MART, INC.
                             AUDIT COMMITTEE CHARTER

                         Revised as of December 7, 2004


     Purpose. The Audit Committee of the Board of Directors (the "Board") of Stein, Mart, Inc. (the "Audit Committee") is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements.

I.   Members

     There shall be not less than three members of the Audit Committee, one of whom shall be elected by the Board to serve as Chairperson of the Audit
Committee  (the  "Committee  Chairperson"),  and  each of whom  shall  meet  the independence and experience requirements of The Nasdaq Stock Market(R) ("NASDAQ"). Thus, the members of the Audit Committee shall meet the following criteria:

     A. The members must meet the Company's Director Independence Criteria as set forth on Exhibit A hereto; and

     B. Each member shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member shall qualify as an "Audit Committee Financial Expert" under Securities & Exchange Commission ("SEC") regulations. In determining whether a member is such a financial expert, the Board of Directors will determine:

          1. Whether one member of the Audit Committee has the following attributes:

               a. an understanding of Generally Accepted Accounting Principles and financial statements;
               b. the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
               c. experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;
               d. an understanding of internal controls and procedures for financial reporting; and
               e.   an understanding of audit committee functions; and

          2. Whether that person acquired such attributes through any one or more of the following:

               a. education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

               b. experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
               c. experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
               d.   other relevant experience.

     C. Each member of the Audit Committee shall also be "independent," as defined in Section 301 of the Sarbanes-Oxley Act of 2002. Thus, each member may not, other than in his or her capacity as a member of the Board of Directors, the Audit Committee or any other board committee:

          1. Accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company; or
          2.   be an affiliated person of the Company or any subsidiary.

     D. Each member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

II.  Appointment; Authority; Complaints

     A.   Appointment. The Board shall appoint members of the Audit Committee.

     B. Professional Advisors. The Audit Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting or other consultants to advise the Committee and/or to assist with any investigations, which the Audit Committee may wish to undertake. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     C. Outside Auditors. The Audit Committee shall have direct responsibility for appointment, compensation and oversight of the Company's outside auditors, including resolving disagreements between management and the auditors regarding financial reporting. The outside auditors shall report directly to the Audit Committee. The Audit Committee shall pre-approve (i) all audit services, and (ii) all non-audit services provided by the outside auditor that are permitted by Section 201 of the Sarbanes-Oxley Act of 2002, except if:

          1. in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes-Oxley Act of 2002 and the Company did not recognize that such services were non-audit services at the time of the engagement;
          2. the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and
          3. when one or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

     The Audit Committee shall be responsible for receiving from the outside auditors, and where the Audit Committee determines it necessary or desirable, to question the outside auditors and management about, all reports required to be made by the auditors to the Audit Committee under Section 204 of the Sarbanes-Oxley Act of 2002, regarding critical accounting policies, alternative treatments of financial information discussed with management, and other material written communications between the outside auditors and management.

     D.   Complaints.

          1. Contacts. The Audit Committee shall appoint an independent person (who may be an attorney who is not otherwise engaged by the Company and who is called the "Independent Contact") to receive calls from persons who wish to make a complaint or express concern about the accounting procedures, internal controls, auditing matters and/or reporting methods of the Company (an "Accounting Complaint") and to facilitate Accounting Complaints by those wishing to maintain an anonymous status.

          2. Retention. The Independent Contact and any Audit Committee Member who receives an Accounting Complaint shall cause a report of such Accounting Complaint (the "Complaint Report") to be made to the Committee Chairperson who shall maintain a confidential file of all Complaint Reports that are made in writing and such written Complaint Reports shall be preserved for 10 years following the receipt of such Accounting Complaint.

          3. Action on Complaint. The Committee Chairperson shall review each Complaint Report to make a preliminary determination as to the probable validity of such Accounting Complaint and the Committee Chairperson is authorized to undertake such investigation as the Committee Chairperson believes warranted under the circumstances.

     E.   Disclosure Committee.

          1. Responsibility. The Company shall have a committee (the "Disclosure Committee") which is responsible for reviewing internal controls relating to financial reporting and for making certain that the appropriate questions are asked of various members of the financial department and of operations and that appropriate certificates are obtained from various individuals within those areas of responsibility in the Company to provide assurance to the Company and to the Company's Chief Financial Officer and Chief Executive Officer in connection with those parties' certification of the periodic reports of the Company's activities.

          2. Committee Members. The Disclosure Committee shall be made up of persons holding the offices of the Company's Vice President, Controller, the Company's Director of Accounting, the Company's Vice President of Internal Audit, Safety and Security, the Company's Senior Vice President, Director of Stores, the
               Company's Vice President of Planning and Allocation, the Company's Vice President of Information Systems and the Company's Director of Stockholder Relations.

          3. Report to Audit Committee. At least annually, the Disclosure Committee shall report to the Audit Committee on its activities and the results of its oversight of disclosure matters.

     F.   Related-Party  Transactions.  The Audit  Committee  shall  review  and approve all "related-party transactions." A transaction is a "related-party transaction" if it is a financial or contractual transaction between the Company and any Director or executive officer.

III. Committee Meetings

     The Audit Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least the following meetings: (a) a "Year-End Meeting", (b) a "Mid-Spring Meeting", (c) a "Late Summer Meeting, (d) a "Winter Meeting", and (e) meetings to approve each release of the Company's quarterly financial numbers.

IV.  Specific Responsibilities

The Audit Committee shall make regular reports to the Board. The Audit Committee shall undertake the following tasks generally at the times indicated:

     A.   Quarterly:

          1. Review with management and the independent auditor the Company's quarterly financial statements prior to filing of SEC Form 10-Q. Determine through questioning management and the independent auditor that the reports reflect:

               a. all material, correcting adjustments identified by the Company's independent auditor;
               b.   any off-balance sheet transactions;
               c. all SEC requirements regarding any disclosure of pro-forma information;
               d. management's assessment of disclosure controls and procedures and internal controls;
               e. in plain English, the material changes in financial condition or results of operations;

          2. Ascertain through questioning management and the independent auditor that:

               a. the independent auditors have not engaged in any prohibited consulting services for the Company such as: (i) bookkeeping and accounting, (ii) financial information systems design,
                    (iii) appraisals, valuations, fairness opinions, etc., (iv) actuarial services, (v) internal audit outsourcing, (vi) management or human resources functions, (vii) broker dealer and investment banking, or (viii) legal and expert services unrelated to audit;
               b. as part of their certification process for the Form 10-Q, the Company's Chief Executive Officer and Chief Financial
                    Officer have reported to and discussed with the Audit Committee and the auditors any: (i) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting, and (ii) fraud involving management or other employees who have a significant role in the Company's internal controls over financial reporting, as required by Section 302 of the Sarbanes-Oxley Act of 2002 and, beginning with the audit for fiscal 2004, the independent auditors have reported on management's assessment of internal controls including findings, evaluation of whether internal controls include proper maintenance of records, whether there is a reasonable assurance that transactions are recorded in accordance with GAAP, and description of any material weaknesses in controls; and

               c.   the   independent   auditors   have  reported  any  material
                    non-compliance as a result of testing.

     B.   Year-End Meeting:

          1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the quality and acceptability of such principles, practices and underlying estimates, and the adequacy of internal controls that could significantly affect the Company's financial statements.

          2. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          3. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          4. Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence, and take appropriate action to insure the independence of the auditor.

          5. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 (which deals with the requirement that auditors report any illegal acts which they have discovered) has not been implicated.

          6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61") such as: (i) the methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements relating to the conduct of the audit.

          7. Review with the independent auditor any problems or difficulties the auditor may have encountered. Such review should include:

               a. any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.
               b. any changes required in the planned scope of the internal audit.
               c. the internal audit department responsibilities, budget and staffing.

          8. Ascertain through questioning management and the independent auditor that:

               a. all audit documents and e-mails are preserved for the period of time required by current rules of the SEC;

               b. the independent auditors report to the Committee critical accounting policies and practices used, alternative treatments within GAAP and any other material communications with management.

          9. Beginning with fiscal 2004, determine that the Company's annual report includes:

               a. a statement of the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including, with respect to controls to assure that: (i) the Company's transactions are properly authorized, (ii) the Company's assets are safeguarded against unauthorized or improper use, and (iii) the Company's transactions are properly reported, and
               b. an assessment, as of the end of the Company's most recent fiscal year, of the effectiveness of those controls. Obtain from the independent auditor an attestation to, and report on management's assessment of internal controls.

          10. Approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating whether the committee (a) reviewed and discussed the audited financial statements with management, (b) discussed with the auditors the matters requiring discussion by SAS 61 (as described in section (6) above), (c) received the written disclosures and letter from the auditor required to confirm the auditors' independence and discussed with the auditors their independence, and (d) based on the above, recommended to the Board that the audited financial statement be included in the Company's Annual Report on SEC Form 10-K.

          11. Verify that the Company's Annual Report on Form 10-K and annual meeting proxy statement filed with the Securities and Exchange Commission contain required disclosures about (i) the Committee's pre-approval policy for audit and permissible non-audit services and (ii) the fees billed to the Company by the independent auditor.

          12. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies. Determine from questioning the general counsel that he or she has maintained an open door policy encouraging all outside counsel to report any concerns about material violations of securities laws or fiduciary duties by the Company or any of its personnel.

          13. Review with independent auditor the adequacy of the Company's management information systems and the security of such systems for the purpose of producing fairly stated financial statements.

          14. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          15. Review with management actual capital expenditures compared with budget and discuss with the Disclosure Committee representative any changes in the Company's policies as to authority to approve capital expenses.

          16. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          17.  Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     C.   Mid-Spring Meeting:

          1. Review any management letter provided by the independent auditor and the Company's response to that letter.

          2. Evaluate the performance of the independent auditor and begin the process to appoint or replace the independent auditor, which firm is ultimately accountable to the Audit Committee. As part of that review, question independent auditors as to any material matters which might bear on their continuation as independent auditors such as SEC censures or substantial judicial determinations of improper actions since the last discussions of such matters.

          3. Request educational information on accounting topics as to which the Committee seeks a greater understanding.

          4. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          5. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          6. Discuss the sufficiency of the Company's disaster recovery business continuation plan with the Company officer who has primary responsibility for such plan.

          7. Review the Company's continuing fraud prevention programs with the Company's officer with responsibility for internal audits.

          8.   Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     D.   Late-Summer Meeting:

          1. Review the significant reports to management prepared by the internal auditing department and management's responses.

          2. Review the appointment or replacement of the senior internal auditing executive.

          3. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve the fees to be paid to the independent auditor.

          4. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          5. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          6. Review with management actual capital expenditures compared with budget and discuss with the Disclosure Committee representative any changes in the Company's policies as to authority to approve capital expenses.

          7.   Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     E.   Winter Meeting

          1. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          2.   Advise  the Board  with  respect to the  Company's  policies  and
               procedures   regarding   compliance   with  applicable  laws  and
               regulations.

          3. Review and reassess the adequacy of this Charter, submit it to the Board for approval, and cause a copy of this Charter to be attached to the Company's annual proxy statement every three years, in accordance with SEC Rule Item 7(e) of Schedule 14A.

          4. Provide the NASDAQ with written confirmation as to the Audit Committee member qualifications and related Board determinations, as well as the annual review and re-evaluation of the Audit Committee Charter.

          5. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff and review budget and staffing levels for the internal audit department.

          6. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          7.   Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

V.   Limitation on Duties

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Code of Conduct.

     As revised by the Audit Committee, December 7, 2004.




                                  Linda McFarland Farthing, Chairperson of Audit Committee

                      Exhibit A to Audit Committee Charter
                                STEIN MART, INC.
                         Director Independence Criteria
                                  April 7, 2004


     A member of the Company's Board of Directors shall be "Independent" only if such director meets all of the following (the "Stein Mart Director Independence Criteria"):

     The director shall be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director shall not be considered independent, if such director:

     1. is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

     2. accepts or who has a Family Member (as defined below) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

          a.   compensation  for board or board committee  service;
          b.   payments   arising  solely  from  investments  in  the  Company's
               securities;
          c. compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company;
          d. benefits under a tax-qualified retirement plan, or non-discretionary compensation; or
          e. loans permitted under Section 13(k) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act");

     3. is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

     4. is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

          a.   payments   arising  solely  from  investments  in  the  Company's
               securities; or
          b.   under   non-discretionary    charitable   contribution   matching
               programs.

     5. is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

     6. is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during the past three years.

     "Family Member" is a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, and anyone residing in such person's house.

                                   APPENDIX B
                                STEIN MART, INC.
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

                          (Effective February 1, 2005)


     SECTION 1. Purpose. The purpose of the Stein Mart Inc. Management Incentive Compensation Plan (the "Plan") is to attract, retain and motivate highly qualified individuals who are key employees of Stein Mart, Inc. ("Stein Mart") and its subsidiaries (together called the "Company"); to attract and retain the most qualified employees; to obtain the best possible performance from each Participant; to further underscore the importance of achieving particular business objectives established for Stein Mart; and to include in Participants' compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the Plan shall be interpreted accordingly.

     SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the following meanings:

     "Awards" shall mean the incentive awards made pursuant to the Plan.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall have the meaning set forth in Section 1.

     "Committee"  shall  mean  the  Compensation   Committee  of  the  Board  of
     Directors.

     "Company" shall have the meaning set forth in Section 1.

     "Covered Person" shall have the meaning set forth in Section 12(f).

     "Eligible Employee" shall mean an Employee who is a key member of management of the Company, as determined by the Committee.

     "Employee" shall mean an individual who is on the active payroll of the Company at any time during the period for which an Award is made under the Plan.

     "Establishment Period" shall have the meaning set forth in Section 5.

     "Participant" shall mean an Eligible Employee who is selected by the Committee to participate in the Plan.

     "Performance Period" shall mean a full fiscal year of the Company unless, to the extent consistent with Section 162(m) of the Code, otherwise determined by the Committee.

     "Plan" shall have the meaning set forth in Section 1.

     "Stein Mart" shall have the meaning set forth in Section 1.

     SECTION 3. Effective Date; Term. The Plan is effective as of February 1, 2005, subject to approval by the Company's stockholders at the Company's 2005 Annual Meeting of Stockholders, and, subject to Section 9, shall remain in effect until such time as it shall be terminated by the Board of Directors. The Plan supersedes all previous bonus plans for Participants.

     SECTION 4. Maximum Awards. Awards payable with respect to any fiscal year of the Company to any Participant shall not exceed $2,000,000.

     SECTION 5. Eligibility.

     (a) Establishment Period. Within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) (the "Establishment Period"), the Committee shall select those Eligible Employees who shall participate in the Plan for such Performance Period. In determining those Eligible Employees who are selected to participate in the Plan, the Committee shall give consideration to the contribution made by the Employee to the achievement of Stein Mart's established objectives and such other matters as it shall deem relevant. The Committee shall have the authority at any time prior to the payment of Awards for the applicable Performance Period to remove Participants from the Plan for that Performance Period.

     (b) Employment. To be eligible to receive an Award, the Eligible Employee must be employed through the last day of the Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Awards may be made to Eligible Employees who have retired or whose employment has terminated after the beginning of the Performance Period for which an Award is made, or to the designee or estate of an Eligible Employee who died prior to the date on which Stein Mart makes payments with respect to Awards for the applicable Performance Period, but not unless and until the Committee has certified attainment of the relevant performance goals in accordance with Section 7(b).

     SECTION 6. Awards.

     (a) Terms. Subject to the terms of the Plan, the Committee shall have the authority to determine the terms of any Award.

     (b) Committee Actions in Establishment Period. Within the Establishment Period, the Committee shall establish in writing (i) the length of the Performance Period, (ii) the Eligible Employees who shall participate in the applicable Performance Period, and (iii) the performance goal(s) for Awards granted for that Performance Period.

     (c) Performance Goals. The performance goal(s) that may be selected by the Committee shall be based upon one or more of the following criteria: revenue, net cash provided by operations, return on assets, return on equity, operating income, gross or operating margins, net income before or after taxes, total earnings, net operating profit, basic or diluted earnings per share (EPS), total shareholder return (TSR), relative (versus an index or peer group) TSR, or stock price. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the Establishment Period, the Committee shall define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable Performance Period in order to determine whether the applicable performance goal(s) have been attained.

     (d) Modifications. The Committee is authorized at any time during the Establishment Period, or any time thereafter (but only to the extent the exercise of such authority after the Establishment Period would not cause the applicable Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

     SECTION 7. Payment of Awards.

     (a) Time of Payment. Awards payable under the Plan for a Performance Period shall be paid in cash to Participants as soon as administratively possible following completion of the performance goal certifications required by Section 7(b), unless the Committee shall determine that any Award or any portion thereof shall be deferred. In no event may a Participant receive any payment (i) in respect of an Award unless and until, and only to the extent that, the performance goal(s) for the applicable Performance Period are achieved and certified by the Committee in accordance with Section 7(b) and (ii) of any Award in excess of the limitation set forth in Section 4.

     (b) Goal Achievement Determination. Following the completion of the applicable Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the performance goal(s) for the Performance Period have been achieved. If the applicable performance goal(s) have been achieved, the Committee shall then determine the actual size of each Participant's Award for the Performance Period. In determining the actual size of an individual Award for a Performance Period, the Committee may, in its sole judgment, reduce or eliminate the Award otherwise payable to the Participant for the Performance Period, based on the level of performance achieved and certified.

     SECTION 8. Administration and Interpretation.

     (a) Committee Administers. The Committee shall have full authority to administer the Plan. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Award, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan and the requirements of Section 162(m) of the Code.

     (b) Committee Determinations. The Committee has sole responsibility for selecting Eligible Employees and Participants, establishing performance goals, setting Performance Periods, setting target/maximum Award amounts, certifying whether performance goals have been attained and determining actual Award amounts.

     (c) Committee Decision Conclusive. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

     (d) Limitations. In no event shall any discretionary authority granted to the Committee by the Plan be used to (i) provide payment in respect of any Award if the performance goal(s) for the applicable Performance Period have not been attained and certified by the Committee, (ii) increase an Award for any Participant following the Establishment Period, (iii) increase an Award above the maximum amount payable under Section 4 of the Plan, or (iv) be exercised in a manner which is inconsistent with Section 162(m) of the Code.

     SECTION 9. Amendment/Termination. The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes (i) the persons eligible to receive Awards under the Plan, (ii) the criteria that may be used to set performance goals under the Plan, as set forth in Section 6(b), or (iii) the maximum Award payable to an Eligible Employee, as set forth in Section 4, shall be effective before approval by shareholders in a manner that complies with the requirements of Section 162(m) of the Code.

     SECTION 10. Special Awards and Other Plans.

     (a) Other Incentives. Nothing contained in the Plan shall prohibit Stein Mart from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to Employees (including Eligible Employees).

     (b) Other Plans. Payments or benefits provided to an Eligible Employee under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

     SECTION 11. Rights of Eligible Employees.

     (a) No Right to Continued Employment. Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Employee any right to continue in the employ of Stein Mart.

     (b) No Interest in Assets of Company. No individual to whom an Award has been made or any other party shall have any interest in any asset of Stein Mart until such amount has been paid.

     (c) Rights Not Assignable. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

     SECTION 12. Miscellaneous.

     (a) Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by Stein Mart, and no part thereof (other than the amounts of Awards under the Plan) shall be charged against the maximum limitation of Section 4.

     (b) Withholding. All Awards are subject to withholding, where applicable, for Federal, state, local and foreign taxes.

     (c) Savings Clause. Any provision of the Plan that is held to be invalid, illegal or unenforceable (whether in whole or in part) shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions of the Plan shall not be affected thereby.

     (d) Applicable Law. The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida (without regard to principles of conflicts of law).

     (e) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, including any purchaser of all or substantially all the assets of the Company.

     (f) Limitations on Liability; Indemnity. No member of the Board of Directors, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.



This Proxy when properly executed will be voted in the manner directed herein by the undersigned           Please
shareholder.  If no direction is made, this  proxy will be voted FOR Proposal 1 and Proposal 2.            Mark Here
The Board of Directors recommends a vote FOR Items 1 and 2.                                                for Address  [ ]
                                                                                                           Change or
                                                                                                           Comments
                                                                                                           SEE REVERSE SIDE



1. Election of Directors as recommended in the Proxy Statement:                   2.  Approval of the Stein    FOR  AGAINST  ABSTAIN
                                                                                      Mart, Inc. Management    [ ]    [ ]      [ ]
      FOR all nominees listed               WITHHOLD AUTHORITY                        Incentive Compensation
 (except as marked to the contrary)   to vote for all nominees listed                 Plan as recommended in
                                                                                      the Proxy Statement.
                [ ]                                 [ ]
                                                                                  3   Should  any  other  matters  requiring a  vote
   Nominees:                                                                          of  the shareholders arise,  the named Proxies
   01 Alvin R. Carpenter, 02 Linda McFarland Farthing, 03 Michael D. Fisher,          (see reverse) are authorized  to vote the same
   04 Mitchell W. Legler, 05 Michael D. Rose, 06 Richard L. Sisisky,                  in  accordance  with  their  best  judgment in
   07 Jay Stein, 08 Martin E. Stein, Jr., 09 J. Wayne Weaver,                         the  interest  of the  Company.  The Board  of
   10 John H. Williams, Jr., and 11 James H. Winston.                                 Directors is not aware of any matter which  is
                                                                                      to be presented  for  action  at  the  meeting
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write         other  than  the matters set forth herein.
that nominee's name in the space provided below.
_____________________________________________________________________________









Signature________________________________________________Signature________________________________________________Date______________
Please  insert  the date and sign your name  exactly as it  appears  hereon.  If shares  are held  jointly  each  joint owner should sign. Executors,  administrators,  trustees,  guardians,  etc.,  should  so  indicate when  signing. Corporations  should sign  full corporate  name by an  authorized  officer.  Partnership  should sign partnership  name by an  authorized  Partner.  Unless the date has been inserted below this  proxy  shall be deemed to be dated for all  purposes  as of the date appearing on the  postmark on the envelope in which it is  enclosed.  In  such  a  case  the  Proxies  named  (see  reverse)  are  authorized  to insert  the date  in accordance with these instructions.



                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

---------------------------------------        ---------------------------------------        --------------------------------------
                Internet                                     Telephone                                         Mail
 http://www.proxyvoting.com/smrt                           1-866-540-5760                              Mark, sign and date
Use the Internet to vote your proxy.           Use   any  touch-tone  telephone  to                      your proxy card
Have  your proxy  card  in hand when           vote  your  proxy.  Have  your proxy                            and
you access the web site.                  OR   card in hand when you call.               OR              return it in the
                                                                                                      enclosed postage-paid
                                                                                                             envelope.
---------------------------------------        ---------------------------------------        --------------------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.


You can view the Annual Report and Proxy Statment on the internet at www.steinmart.com

                                STEIN MART, INC.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
           THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 7, 2005

     The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on June 7, 2005 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.


                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------



                            ^ FOLD AND DETACH HERE ^


              You can access your Stein Mart, Inc. account online.

Access your Stein Mart, Inc. shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Stein Mart, Inc., now makes it easy and convenient to get current information on you shareholder account.
    - View account status               - View payment history for dividends
    - View certificate history          - Make address changes
    - View book-entry information       - Obtain a duplicate 1099 tax form
                                        - Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com

          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Easter Time

     Investor ServiceDirect(R) is a registered trademark of Mellon Investor
                                  Services LLC